EXHIBIT 99.1

Issuer Direct Reports First Quarter 2024 Results - First Quarter Revenue of $7.0 million, a Decrease of 19% from Q1 2023

RALEIGH, NC / Issuer Direct Corporation (NYSE American:ISDR) (the "Company"), a leading communications company, today reported its operating results for the three months ended March 31, 2024.

“The first quarter started 2024 off slower than we anticipated, primarily as a result of our current news distribution customers issuing fewer press releases than they have in the past, which is a trend we are seeing across the industry. However, in Q1 we were pleased with the rollout of our Media Suite subscription, which we believe will also lead to more news distribution customers and an increase in subscriptions,” said Brian R. Balbirnie, Issuer Direct's Chief Executive Officer.

•	Revenue decreased 19% to $7.0M from $8.6M in Q1 2023

•	Adjusted EBITDA decreased to $0.8M from $1.9M in Q1 2023

•	Cash flow from operations increased to $1.0M from $0.3M in Q1 2023

•	Subscriptions increased to 1,043 from 1,001 in Q1 2023

Mr. Balbirnie concluded, “As we look out to the remainder of 2024 and beyond, we remain confident in our communications platform, our products and team, as well as the markets we serve. We generated solid cash flow for the quarter and are focused on acquiring new customers, growing our revenues as we have in the past and innovating with our partners, all while servicing our customers and working to maximize value for our shareholders.”

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First Quarter 2024 Highlights:

•

Revenue - Total revenue was $6,962,000, a 19% decrease from $8,619,000 in Q1 2023 and an 8% decrease from $7,539,000 in Q4 2023. Communications revenue decreased 17% from Q1 2023 and 3% from Q4 2023. The decrease is primarily due to a decrease in volume and pricing on both our Newswire and ACCESSWIRE news distribution brands. Communications revenue was 78% of total revenue for Q1 2024, compared to 76% for Q1 2023 and 75% for Q4 2023. Revenue from our Compliance business decreased 27% from Q1 2023 and 21% from Q4 2023. The decrease in Compliance revenue is primarily related to a decrease in revenue from our print and proxy fulfillment services and transfer agent services due to a decline in corporate actions and directives. Revenue from these two services tends to fluctuate from quarter to quarter depending on projects and market activity.

•

Gross Margin - Gross margin for Q1 2024 was $5,241,000, or 75% of revenue, compared to $6,790,000, or 79% of revenue, during Q1 2023 and $5,572,000, or 74%, in Q4 2023. Communications gross margin was 75%, compared to 79% in Q1 2023 and 74% in Q4 2023.

•

Operating (Loss) Income - Operating loss was $52,000 for Q1 2024, as compared to operating income of $581,000 during Q1 2023. The decrease in operating income was primarily due to the decrease in revenue and gross margin noted earlier, partially offset by a decrease in operating expenses. General and administrative expenses decreased due to lower stock compensation expense as well as lower one-time transaction expenses. Sales and marketing costs decreased due to lower headcount during the quarter and product development expenses decreased primarily because of capitalized costs associated with our new Media Suite product and other ACCESSWIRE system upgrades performed during the quarter.

•	Net Loss - On a GAAP basis, net loss was $139,000, or $(0.04) per diluted share during Q1 2024, compared to $144,000, or also $(0.04) per diluted share during Q1 2023.

•	Operating Cash Flows - Cash flows from operations for Q1 2024 were $986,000 compared to $272,000 in Q1 2023.

•

Non-GAAP Measures – Q1 2024 EBITDA was $923,000, or 13% of revenue, compared to $782,000, or 9% of revenue, during Q1 2023. Adjusted EBITDA was $751,000, or 11% of revenue, for Q1 2024 compared to $1,888,000, or 22% of revenue, for Q1 2023. Non-GAAP net income for Q1 2023 was $321,000, or $0.08 per diluted share, compared to $1,271,000, or $0.33 per diluted share, during Q1 2023. Adjusted free-cash flow was $783,000 for Q1 2024 compared to $739,000 for Q1 2023.

Key Performance Indicators:

•

As of March 31, 2024, we had 12,093 customers who had an active contract during the past twelve months, compared to 10,052 as of March 31, 2023. March 31, 2024 included 4,605 customers from Newswire compared to 2,262 customers as of March 31, 2023.

•

During the quarter, the Company had 1,043 active customers subscribing to our products, compared to 1,001 customers during the same period last year. The Company defines a subscription as any customer who enters into a contract for a minimum of one year for one or more products.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, tax impact of adjustments, other unusual items and discrete items impacting income tax expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

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RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

($ in ‘000's, except per share amounts)

CALCULATION OF EBITDA & ADJUSTED EBITDA

	Three Months Ended March 31,
	2024	2023
	Amount	Amount

Net income (loss):	$(139)	$(144)
Adjustments:
Depreciation and amortization	770	736
Interest expense (income)	276	238
Income tax expense (benefit)	16	(48)
EBITDA:	923	782
Acquisition and integration expenses (1)	65	234
Other non-recurring expenses (2)	(170)	535
Stock-based compensation expense (3)	(67)	337
Adjusted EBITDA:	$751	$1,888

(1)	This adjustment gives effect to one-time corporate projects, including acquisition and integration expenses, incurred during the periods.
(2)

For the three months ended March 31, 2024, this adjustment gives effect to the change in fair value of our interest rate swap of $205,000, partially offset by one-time accounting costs of $35,000. For the three months ended March 31, 2023, this adjustment gives effect to $370,000 payment related to early extinguishment of Seller Note and $165,000 loss due to the change in fair value of our interest rate swap.

(3)

The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects. For the three months ended March 31, 2024, this amount includes a benefit as a result of the resignation of an executive officer.

CALCULATION OF NON-GAAP NET INCOME

	Three Months Ended March 31,
	2024		2023
	Amount	Per diluted share	Amount	Per diluted share

Net income (loss):	$(139)	$(0.04)	$(144)	$(0.04)
Adjustments:
Amortization of intangible assets (1)	685	0.18	685	0.18
Stock-based compensation (2)	(67)	(0.01)	337	0.09
Other unusual items (3)	(105)	(0.03)	769	0.20
Tax impact of adjustments (4)	(108)	(0.03)	(376)	(0.10)
Impact of discrete items impacting income tax expense(5)	55	0.01	-	-
Non-GAAP net income:	$321	$0.08	$1,271	$0.33

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1)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.

2)

The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects. For the three months ended March 31, 2024, this amount includes a benefit as a result of the resignation of an executive officer.

3)

For the three months ended March 31, 2024, this adjustment gives effect to the change in fair value of our interest rate swap of $205,000, partiall offset by one-time corporate projects, including acquisition and integration expenses, incurred during the period of $100,000.. For the three months ended March 31, 2023, this adjustment gives effect to one-time corporate projects, including acquisition and integration related expenses, incurred during the period of $234,000, $370,000 related to the early extinguishment of the Seller Note associated with the Newswire acquisition and $165,000 loss related to the change in fair value of our interest rate swap.

4)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21%.

5)

This adjustment gives effect to discrete items that impact income tax expense. For the three months ended March 31, 2024, this relates to additional expense associated with vesting of stock-based compensation awards.

CALCULATION OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

	Three Months Ended March 31,
	2024	2023
	Amount	Amount

Net cash provided by operating activities	$986	$272
Payments for purchase of fixed assets and capitalized software	(261)	(5)
Free cash flow	725	267
Cash paid for acquisition and integration items(1)	23	77
Cash paid for other unusual items(2)	35	395
Adjusted free cash flow	$783	$739

1)	This adjustment gives effect to one-time corporate projects, including acquisition and integration expenses, paid during the periods.

2)

For the three months ended March 31, 2024, this relates to payments for one-time accounting fees during the period. For the three months ended March 31, 2023, this adjustment is primarily related to a one-time payment of $370,000 related to the early termination of the note payable associated with the Newswire acquisition.

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Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:	May 9, 2024
Time:	4:30 p.m. eastern time
Toll & Toll Free:	973-528-0016 | 877-545-0523
Access Code:	373685
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1/50494

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.

Toll & Toll Free:	919-882-2331| 877-481-4010
Passcode:	50494
Webcast Replay & Transcript	http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation

Issuer Direct® is a leading communications and compliance company, providing solutions for both Public Relations and Investor Relations Professionals for over 18 years. Our comprehensive solutions are used by thousands of customers from emerging startups to multi-billion dollar global brands, ensuring their most important moments are reaching the right audiences, via our industry leading newswire, IR website solutions, events technology, and compliance solutions. For more information, please visit www.issuerdirect.com.

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Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2023, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation

Brian R. Balbirnie

(919)-481-4000

brian.balbirnie@issuerdirect.com

Hayden IR

Brett Maas

(646)-536-7331

brett@haydenir.com

Hayden IR

James Carbonara

(646)-755-7412

james@haydenir.com

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31,	December 31,
	2024	2023
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$5,399	$5,714
Accounts receivable (net of allowance for credit losses of $1,144 and $1,119, respectively)	4,201	4,368
Income tax receivable	213	232
Other current assets	1,286	1,190
Total current assets	11,099	11,504
Capitalized software (net of accumulated amortization of $3,471 and $3,424, respectively)	755	556
Fixed assets (net of accumulated depreciation of $804 and $765, respectively)	472	495
Right-of-use asset – leases	958	1,022
Other long-term assets	355	158
Goodwill	21,927	21,927
Intangible assets (net of accumulated amortization of $10,247 and $9,562, respectively)	28,805	29,490
Total assets	$64,371	$65,152

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,598	$1,308
Accrued expenses	2,033	1,930
Current portion of long-term debt	4,000	4,000
Deferred revenue	5,584	5,412
Total current liabilities	13,215	12,650
Long-term debt (net of debt discount of $83 and $87, respectively)	14,917	15,913
Deferred income tax liability	132	139
Lease liabilities – long-term	927	1,009
Other long-term liabilities	—	21
Total liabilities	29,191	29,732
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,817,379 and 3,815,212 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	4	4
Additional paid-in capital	23,464	23,531
Other accumulated comprehensive loss	(83)	(49)
Retained earnings	11,795	11,934
Total stockholders' equity	35,180	35,420
Total liabilities and stockholders’ equity	$64,371	$65,152

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,	March 31,
	2024	2023

Revenues	$6,962	$8,619
Cost of revenues	1,721	1,829
Gross profit	5,241	6,790
Operating costs and expenses:
General and administrative	1,819	2,332
Sales and marketing	2,096	2,381
Product development	654	774
Depreciation and amortization	724	722
Total operating costs and expenses	5,293	6,209
Operating (loss) income	(52)	581
Interest expense, net	(276)	(238)
Other income (expense)	205	(535)
Loss before taxes	(123)	(192)
Income tax expense (benefit)	16	(48)
Net loss	$(139)	$(144)
Loss per share – basic	$(0.04)	$(0.04)
Loss per share – fully diluted	$(0.04)	$(0.04)
Weighted average number of common shares outstanding – basic	3,816	3,791
Weighted average number of common shares outstanding – fully diluted	3,821	3,810

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Three Months Ended
	March 31,	March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(139)	$(144)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	770	736
Provision for credit losses	282	151
Deferred income taxes	(7)	26
Stock-based compensation expense	(67)	337
Non-cash interest expense	4	—
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(126)	(719)
Decrease (increase) in other assets	(208)	(250)
Increase (decrease) in accounts payable	290	186
Increase (decrease) in accrued expenses and other liabilities	—	187
Increase (decrease) in deferred revenue	187	(238)
Net cash provided by operating activities	986	272

Cash flows from investing activities:
Purchase of acquired business, net of cash received	—	350
Purchase of fixed assets	(16)	(5)
Capitalized software	(245)	—
Net cash (used in) provided by investing activities	(261)	345

Cash flows from financing activities:
Payment of long-term debt	(1,000)	(22,000)
Proceeds from issuance of term loan	—	19,968
Payments for capitalized debt issuance costs	—	(68)
Net cash used in financing activities	(1,000)	(2,100)

Net change in cash and cash equivalents	(275)	(1,483)
Cash and cash equivalents – beginning	5,714	4,832
Currency translation adjustment	(40)	—
Cash and cash equivalents – ending	$5,399	$3,349

Supplemental disclosures:
Cash paid for interest	$304	$510

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